Exhibit 10.3

SECOND AMENDMENT TO THE INVESTMENT AGREEMENT

This SECOND AMENDMENT TO THE INVESTMENT AGREEMENT (this “Amendment”), dated as of August 31, 2026, is entered into by and between Root, Inc., a Delaware corporation (the “Company”), and Carvana Group, LLC, a Delaware limited liability company (the “Purchaser”). The Company and the Purchaser are collectively referred to herein as the “Parties” and each, a “Party.”

W I T N E S S E T H:

WHEREAS, the Parties entered into that certain Investment Agreement, dated as of August 11, 2021 (as amended by the First Amendment (as defined below), the “Investment Agreement”);

WHEREAS, the Parties entered into that certain First Amendment to the Investment Agreement, dated as of September 29, 2021 (the “First Amendment”);

WHEREAS, Section 10 of the Investment Agreement provides that the Investment Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed by each of the parties to the Investment Agreement;

WHEREAS, the Short-Term Warrants (as defined in the Investment Agreement) issued to the Purchaser on October 1, 2021 have expired in accordance with their respective terms;

WHEREAS, the Parties have agreed to cancel all outstanding Long-Term Warrants (as defined in the Investment Agreement) issued to the Purchaser on October 1, 2021 and to issue to the Purchaser a new warrant instrument on revised economic terms, as contemplated by the Warrant Cancellation and Exchange Agreement, dated as of August 31, 2026, by and between the Company and the Purchaser (the “Warrant Cancellation Agreement”);

WHEREAS, in connection with the foregoing, the Parties wish to amend the Investment Agreement to reflect the warrant restructuring contemplated hereby and by the Warrant Cancellation Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Amendment.

(a) Amendment to Section 8.1 (Definitions). Section 8.1 of the Investment Agreement is hereby amended as follows:

(i) The following new definitions are hereby added to Section 8.1 of the Investment Agreement in appropriate alphabetical order:

“New Warrant”: That certain Common Stock Purchase Warrant, dated as of August 31, 2026, issued by the Company to the Purchaser pursuant to the Warrant Cancellation Agreement, comprised of five Tranches (each representing 305,112 shares of Class A Common Stock and approximately 1.7% of the Company’s Class A Common Stock on a Fully Diluted basis as of the issuance date thereof), with vesting based on cumulative Root-attributed policy originations at milestones of 180,000, 210,000, 250,000, 290,000 and 340,000 Company Policies, respectively, and exercise prices set at 30%, 40%, 50%, 60% and 70% premiums to the Signing VWAP (as defined in the New Warrant), entitling the Purchaser to purchase up to 1,525,560 shares of Class A Common Stock in aggregate, subject to the terms and conditions set forth therein.

“Warrant Cancellation Agreement”: That certain Warrant Cancellation and Exchange Agreement, dated as of August 31, 2026, by and between the Company and the Purchaser, pursuant to which the Long-Term Warrants were cancelled and the New Warrant was issued.

“Warrants”: The New Warrant (as defined herein).

(ii) The definitions of “Short-Term Warrants” and “Long-Term Warrants” in Section 8.1 of the Investment Agreement are hereby amended and restated in their entirety to read as follows:

“Short-Term Warrants”: Those certain Common Stock Purchase Warrants designated as Short Term Tranche 1, Short Term Tranche 2, and Short Term Tranche 3, each issued by the Company to the Purchaser on October 1, 2021 and each of which has expired in accordance with its terms.

“Long-Term Warrants”: Those certain Common Stock Purchase Warrants designated as Long Term Tranche 1, Long Term Tranche 2, Long Term Tranche 3, Long Term Tranche 4, and Long Term Tranche 5, each issued by the Company to the Purchaser on October 1, 2021 and each of which has been cancelled pursuant to the Warrant Cancellation Agreement.

(iii) All references to share counts or percentages in Section 8.1 or elsewhere in the Investment Agreement that were calculated based on the pre-split capitalization of the Company are hereby deemed adjusted to reflect the 1-for-18 reverse stock split of the Company’s Class A Common Stock effected on August 12, 2022 (the “Reverse Stock Split”).

(b) Amendment to Section 6.5 (Standstill) and Section 6.7 (Transfers of Securities). Section 6.5(a) of the Investment Agreement is hereby amended and restated in its entirety to read as follows:

“(a) During the period from the date of this Agreement until the Termination Date (as defined in the New Warrant as in effect on the date hereof) (the “Standstill Period”),

except as permitted by the Board in its sole discretion subject to clause (x) below or as otherwise specified below, the Purchaser shall not, and shall cause its Controlled Affiliates and Representatives not to, directly or indirectly, alone or acting in concert, but expressly subject, in each case, to the provisions of Section 6.5(b):”

Section 6.7(a) of the Investment Agreement is hereby amended by replacing the phrase “During the Standstill Period,” where it appears at the beginning thereof, with the phrase “During the period from the date of this Agreement until the fifth anniversary of the Closing Date,”. For the avoidance of doubt, the amendment to Section 6.5(a) set forth above extends the Standstill Period solely for purposes of Section 6.5, and does not extend, and shall not be construed to extend, the restrictions on Transfer set forth in Section 6.7(a), which shall continue to expire on the fifth anniversary of the Closing Date. For avoidance of doubt, transfer of the New Warrant shall be governed by the terms of the New Warrant.

(c) Amendment to Section 6.15 (Corporate Actions). Section 6.15 of the Investment Agreement is hereby amended and restated in its entirety to read as follows:

“6.15 Corporate Actions. At any time that Preferred Stock or the New Warrant (including all Tranches thereof) remains outstanding, the Company shall take all lawful action to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Class A Common Stock to satisfy the conversion requirements of the Preferred Stock and the exercise requirements of the New Warrant (including all Tranches thereof) then outstanding.”

(d) Amendment to Section 6.16 (NASDAQ Listing of Shares). Section 6.16 of the Investment Agreement is hereby amended and restated in its entirety to read as follows:

“6.16 NASDAQ Listing of Shares. The Company shall promptly apply to cause the aggregate number of shares of Class A Common Stock issuable upon conversion of the Preferred Stock and exercise of all Tranches of the New Warrant to be approved for listing on NASDAQ, subject to official notice of issuance, or such other primary exchange as to which Class A Common Stock is then admitted for trading.”

(e) Conforming Changes. All other references in the Investment Agreement to “Warrants” shall, from and after the date hereof, be deemed to refer to the New Warrant, and all references to the “Short-Term Warrants” and “Long-Term Warrants” shall be deemed to refer to such instruments as expired or cancelled, respectively, as described in the amended definitions set forth in Section 1(a) above, to the extent applicable. For the avoidance of doubt, the New Warrant is a single instrument comprised of five independently exercisable Tranches, and references in the Investment Agreement to the “Warrants” shall be deemed to refer to the New Warrant and all Tranches thereof. For the further avoidance of doubt, the Product Integration Date (as defined in the original Warrants) occurred on September 1, 2022, and no further action is required with respect thereto.

2. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement.

3. Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Investment Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent, except as expressly stated herein. The Investment Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

4. Miscellaneous.

(a) Counterparts; Electronic Signatures. This Amendment may be executed and delivered in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other, it being understood that all parties need not sign the same counterpart. This Amendment may be executed by facsimile, by any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other applicable law (e.g., www.docusign.com), or by .pdf signature by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

(b) Severability. Any term or provision of this Amendment that is illegal, invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without rendering illegal, invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the legality, validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction.

(c) Further Assurances. Each Party agrees to execute and deliver such additional documents and to take such further actions as may be reasonably necessary or appropriate to carry out and effectuate the purposes of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ROOT, INC.

By:	/s/ Jonathan Allison
Name:	Jonathan Allison
Title:	Chief Administrative Officer

CARVANA GROUP, LLC

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President and General Counsel

[Signature Page to Second Amendment to the Investment Agreement]